Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Second-Quarter 2014 Results

•	Q2 2014 GAAP Revenue of $508 Million, Non-GAAP Revenue of $621 Million

•	Q2 2014 GAAP Earnings Per Share of $0.09, Non-GAAP Earnings Per Share of $0.28

SAN JOSE, Calif., July 31, 2014 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fiscal 2014 second quarter.

($ Millions, except percentages and per-share data)	2nd Quarter 2014	1st Quarter 2014	2nd Quarter 2013
GAAP revenue	$507.9	$692.4	$576.5
GAAP gross margin	18.5%	23.5%	18.7%
GAAP net income	$14.1	$65.0	$19.6
GAAP net income per diluted share	$0.09	$0.42	$0.15
Non-GAAP revenue[1]	$621.1	$683.7	$650.0
Non-GAAP gross margin[1]	19.5%	22.0%	19.5%
Non-GAAP net income[1]	$43.9	$75.3	$62.8
Non-GAAP net income per diluted share[1]	$0.28	$0.49	$0.48

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“SunPower’s second-quarter financial performance reflected solid execution as well as strong demand for our industry leading, high efficiency solar systems across all channels and geographic segments. By leveraging our vertically integrated value chain from upstream to customer, we are competitive with traditional generation in many markets,” said Tom Werner, SunPower president and CEO. “We are continuing to reduce our costs and with the ramp of our next generation technology and processes in Fab 4 starting in early 2015, we will further expand our cell efficiency leadership, lower manufacturing costs and increase capacity to meet the robust demand for our solutions.

“Regionally, our North America business continued to be a key driver of SunPower’s performance. Construction of the 579-megawatt (MW) ac Solar Star Projects for MidAmerican Solar is proceeding with more than one million panels installed to date, and 228 MW are connected to the grid. We also added to our power plant bookings and potential assets for our holdco strategy during the quarter, as we signed an agreement with Xcel Energy for a 60-MW project while expanding our public sector business with a 19-MW project at Nellis Air Force Base, our second project at this location. Demand for our high efficiency solutions in the commercial business remains strong; we added a number of new and repeat customers to our backlog during the quarter. We also saw significant strength in our residential lease and cash business as customers continue to choose SunPower for our high quality, superior performance and flexible financing options. With our recently announced $200 million solar loan funding agreement with Admirals Bank and available lease capacity through our Google and Bank of America agreements, we have sufficient committed finance capacity to grow our residential business.

“Our EMEA distributed generation business performed well. Pricing is stable and demand for our products, including our next generation SunPower® X-Series Solar Panels with efficiencies of 21.5 percent, remains robust. We also connected 33 MW of power plant projects to the grid in South Africa during the quarter. With a strong backlog and a favorable pricing trend expected for the balance of the year, we are confident in our ability to meet our 2014 goals in EMEA.

“Demand in Asia Pacific remained strong and we recorded our best revenue quarter in this region to date. Japan remains a key market for us and accounted for more than 26 percent of our shipments in the second quarter. In China, we shipped 15 MW of our SunPower® C7 Tracker cell packages in the second quarter against our recent 70-MW cell order announced last quarter. Additionally, we are expanding our joint venture relationship with the TZ Group to other regions in China.

“With our vertically integrated strategy, more than 8-gigawatt pipeline and industry leading technology, we are well-positioned to capitalize on the further development of the global solar market,” concluded Werner.

“We met our revenue and profit goals for the quarter as we saw strong demand in all of our key markets,” said Chuck Boynton, SunPower CFO. “Additionally, we strengthened our balance sheet during the quarter by retiring our 4.75 percent convertible bonds and successfully closing our $400 million, seven- year 0.875 percent convertible offering. The result of these transactions is that we now have $1 billion in cash on the balance sheet, giving us the financial flexibility to support our holdco strategy and build Fab 4. In addition, we continued to monetize our assets to drive cash flow, recently closing our second financing with Hannon Armstrong. This financing gives us additional flexibility through a non-recourse debt structure that minimizes interest rate risk and maximizes the value of our existing lease assets. Finally, we continue to add projects to our backlog and pipeline for inclusion in our holdco strategy with potential assets now totaling more than 600 megawatts.”

Second-quarter fiscal 2014 non-GAAP results include net adjustments that increase net income by $29.8 million, including a $22.6 million gross margin adjustment related to the timing of revenue recognition from utility and power plant projects, $13.3 million in stock-based compensation expense, $5.3 million in non-cash interest expense, ($0.6) million of other adjustments and ($10.8) million in tax effect.

Third Quarter and Fiscal Year 2014 Financial Outlook
The company’s third quarter 2014 consolidated non-GAAP guidance is as follows: revenue of $600 million to $650 million, gross margin of 17 percent to 19 percent, net income per diluted share of $0.15 to $0.35 and megawatts recognized in the range of 325 megawatts to 360 megawatts. On a GAAP basis, the company expects revenue of $575 million to $625 million, gross margin of 18 percent to 20 percent and net income per diluted share of $0.00 to $0.20.

For fiscal year 2014, the company’s expectations are unchanged and are as follows: non-GAAP revenue of $2.50 billion to $2.65 billion, gross margin of 19 percent to 21 percent, net income per diluted share of $1.10 to $1.40, capital expenditures of $150 million to $170 million and gigawatts recognized in the range of 1.225 gigawatts to 1.3 gigawatts. On a GAAP basis, the company expects revenue of $2.55 billion to $2.70 billion, gross margin of 20 percent to 22 percent and net income per diluted share of $0.75 to $1.05.

The company will host a conference call for investors this afternoon to discuss its second-quarter 2014 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second-quarter 2014 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower Corp.
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity; (b) anticipated construction timelines and milestones for our major projects; (c) growing demand in residential leasing and financing arrangements and capacity relating to our residential lease program; (d) financing strategies for our solar power systems, including any Holdco strategies; (e) growing demand in EMEA and Asia; (f) our growing international project pipeline; (g) our joint venture initiatives in China; (h) our efforts to reduce panel manufacturing costs; (i) our positioning for long-term profitability; (j) strategically managing cash; (k) guidance for the third fiscal quarter of 2014, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net income (loss) per diluted share; (l) guidance for fiscal year 2014, including non-GAAP revenue, gross margin, net income per diluted share and GW recognized and GAAP revenue, gross margin and net income per diluted share; (m) reducing operating expenses; (n) generating free cash flow; (o) additional leasing capacity; and (p) optimization of our cost and capital structure. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Solar Star projects; (7) the success of our ongoing research and development efforts and commercialization of new products and services; (8) fluctuations in our operating results; (9) manufacturing difficulties that could arise; and (10) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 29, 2014	Dec. 29, 2013
Assets
Current assets:
Cash and cash equivalents	$980,858	$762,511
Restricted cash and cash equivalents, current portion	17,085	13,926
Accounts receivable, net	345,873	360,594
Costs and estimated earnings in excess of billings	31,863	31,787
Inventories	229,721	245,575
Advances to suppliers, current portion	78,767	58,619
Project assets - plants and land, current portion	10,622	69,196
Prepaid expenses and other current assets	830,611	646,270
Total current assets	2,525,400	2,188,478

Restricted cash and cash equivalents, net of current portion	23,761	17,573
Restricted long-term marketable securities	7,566	8,892
Property, plant and equipment, net	526,494	533,387
Solar power systems leased and to be leased, net	346,774	345,504
Project assets - plants and land, net of current portion	51,918	6,411
Advances to suppliers, net of current portion	317,028	324,695
Long-term financing receivables, net	230,119	175,273
Other long-term assets	292,912	298,477
Total assets	$4,321,972	$3,898,690

Liabilities and Equity
Current liabilities:
Accounts payable	$428,874	$443,969
Accrued liabilities	406,348	358,157
Billings in excess of costs and estimated earnings	249,070	308,650
Short-term debt	17,433	56,912
Convertible debt, current portion	235,222	455,889
Customer advances, current portion	38,431	36,883
Total current liabilities	1,375,378	1,660,460

Long-term debt	156,975	93,095
Convertible debt, net of current portion	700,079	300,079
Customer advances, net of current portion	158,089	167,282
Other long-term liabilities	529,170	523,991
Total liabilities	2,919,691	2,744,907

Redeemable noncontrolling interests in subsidiaries	27,841	—

Equity:
Preferred stock	—	—
Common stock	131	122
Additional paid-in capital	2,186,107	1,980,778
Accumulated deficit	(727,346)	(806,492)
Accumulated other comprehensive loss	(3,698)	(4,318)
Treasury stock, at cost	(106,741)	(53,937)
Total stockholders' equity	1,348,453	1,116,153
Noncontrolling interests in subsidiaries	25,987	37,630
Total equity	1,374,440	1,153,783
Total liabilities and equity	$4,321,972	$3,898,690

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
Revenue:
AMERICAS	$333,048	$471,023	$367,609	$804,071	$851,731
EMEA	64,709	126,258	107,010	190,967	175,662
APAC	110,114	95,141	101,897	205,255	184,556
Total revenue	507,871	692,422	576,516	1,200,293	1,211,949
Cost of revenue:
AMERICAS	257,781	350,313	285,939	608,094	702,020
EMEA	54,653	99,441	97,396	154,094	188,890
APAC	101,292	79,679	85,320	180,971	153,865
Total cost of revenue	413,726	529,433	468,655	943,159	1,044,775
Gross margin	94,145	162,989	107,861	257,134	167,174
Operating expenses:
Research and development	16,581	16,746	13,035	33,327	26,205
Selling, general and administrative	71,499	73,928	62,035	145,427	132,127
Restructuring charges	(717)	(461)	928	(1,178)	591
Total operating expenses	87,363	90,213	75,998	177,576	158,923
Operating income	6,782	72,776	31,863	79,558	8,251
Other expense, net	(15,718)	(17,905)	(24,101)	(33,623)	(59,136)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(8,936)	54,871	7,762	45,935	(50,885)
Benefit from (provision for) for income taxes	8,168	(13,620)	(4,506)	(5,452)	(7,495)
Equity in earnings of unconsolidated investees	1,936	1,783	1,009	3,719	676
Net income (loss)	1,168	43,034	4,265	44,202	(57,704)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	12,934	22,010	15,300	34,944	22,573
Net income (loss) attributable to stockholders	$14,102	$65,044	$19,565	$79,146	$(35,131)

Net income (loss) per share attributable to stockholders:
- Basic	$0.11	$0.53	$0.16	$0.63	$(0.29)
- Diluted	$0.09	$0.42	$0.15	$0.52	$(0.29)
Weighted-average shares:
- Basic	129,747	122,196	120,943	125,972	120,248
- Diluted	156,333	160,434	133,973	154,886	120,248

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013

Cash flows from operating activities:
Net income (loss)	$1,168	$43,034	$4,265	$44,202	$(57,704)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	24,026	25,371	24,593	49,397	48,360
Stock-based compensation	13,348	14,867	10,505	28,215	19,021
Non-cash interest expense	5,322	5,170	12,181	10,492	24,071
Equity in earnings of unconsolidated investees	(1,936)	(1,783)	(1,009)	(3,719)	(676)
Deferred income taxes and other tax liabilities	(14,551)	17,985	2,423	3,434	7,147
Other, net	39	9	1,068	48	2,162
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(83,483)	93,574	(167,794)	10,091	(107,454)
Costs and estimated earnings in excess of billings	(14,085)	14,009	(4,073)	(76)	(4,922)
Inventories	(2,067)	4,043	32,316	1,976	26,710
Project assets	(24,159)	22,491	3,957	(1,668)	(31,293)
Prepaid expenses and other assets	(45,204)	(11,994)	(119,125)	(57,198)	104,162
Long-term financing receivables, net	(22,513)	(32,333)	(23,694)	(54,846)	(49,492)
Advances to suppliers	(5,218)	(7,263)	(3,486)	(12,481)	(7,805)
Accounts payable and other accrued liabilities	(15,241)	(16,972)	70,517	(32,213)	41,692
Billings in excess of costs and estimated earnings	57,429	(117,009)	112,076	(59,580)	109,379
Customer advances	(4,918)	(2,727)	(20,899)	(7,645)	(22,674)
Net cash provided by (used in) operating activities	(132,043)	50,472	(66,179)	(81,571)	100,684
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	(7,054)	(2,293)	29	(9,347)	17,826
Purchases of property, plant and equipment	(11,518)	(8,800)	(7,839)	(20,318)	(19,881)
Cash paid for solar power systems, leased and to be leased	(9,948)	(14,989)	(23,387)	(24,937)	(65,075)
Proceeds from sales or maturities of marketable securities	1,380	—	—	1,380	—
Proceeds from sale of equipment to third-party	—	—	6	—	17
Purchases of marketable securities	(30)	—	(99,928)	(30)	(99,928)
Cash paid for acquisitions, net of cash acquired	(5,894)	—	—	(5,894)	—
Cash paid for investments in unconsolidated investees	—	(5,013)	(1,411)	(5,013)	(1,411)
Net cash used in investing activities	(33,064)	(31,095)	(132,530)	(64,159)	(168,452)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	395,275	—	296,283	395,275	296,283
Cash paid for repurchase of convertible debt	(42,101)	(1)	—	(42,102)	—
Proceeds from settlement of 4.75% Bond Hedge	—	68,842	—	68,842	—
Payments to settle 4.75% Warrants	—	(81,077)	—	(81,077)	—
Proceeds from settlement of 4.50% Bond Hedge	110	—	—	110	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	34,306	39,108	—	73,414	—
Proceeds from issuance of project loans, net of issuance costs	—	—	32,554	—	56,615
Assumption of project loan by customer	—	(40,672)	—	(40,672)	—
Proceeds from residential lease financing	—	—	17,458	—	56,548
Repayment of residential lease financing	(8,473)	(7,213)	—	(15,686)	—
Proceeds from sale-leaseback financing	—	16,685	6,907	16,685	40,757
Repayment of sale-leaseback financing	—	(779)	(5,124)	(779)	(5,124)
Contributions from noncontrolling interests and redeemable noncontrolling interests	22,226	30,552	31,551	52,778	43,866
Distributions to noncontrolling interests and redeemable noncontrolling interests	(519)	(1,117)	—	(1,636)	—
Proceeds from exercise of stock options	562	68	24	630	49
Purchases of stock for tax withholding obligations on vested restricted stock	(9,298)	(43,506)	(5,444)	(52,804)	(16,183)
Repayment of bank loans, project loans and other debt	(718)	(7,850)	(101,211)	(8,568)	(281,712)
Net cash provided by (used in) financing activities	391,370	(26,960)	272,998	364,410	191,099
Effect of exchange rate changes on cash and cash equivalents	(146)	(187)	684	(333)	(258)
Net increase (decrease) in cash and cash equivalents	226,117	(7,770)	74,973	218,347	123,073
Cash and cash equivalents, beginning of period	754,741	762,511	505,587	762,511	457,487
Cash and cash equivalents, end of period	$980,858	$754,741	$580,560	$980,858	$580,560

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$2,760	$1,496	$11,265	$4,256	$45,234
Costs of solar power systems, leased and to be leased, sourced from existing inventory	6,783	7,120	14,178	13,903	29,714
Costs of solar power systems, leased and to be leased, funded by liabilities	1,867	1,634	1,708	1,867	1,708
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	—	15,269	4,333	15,269	24,399
Property, plant and equipment acquisitions funded by liabilities	9,326	5,544	6,356	9,326	6,356
Issuance of common stock upon conversion of convertible debt	188,229	34	—	188,263	—

SUNPOWER CORPORATION
REVENUE BY SIGNIFICANT CATEGORY
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
Revenue:
Solar power products[1]	$237,212	$238,578	$238,403	$475,790	$424,283
Solar power systems[2]	224,852	403,755	299,610	628,607	704,525
Residential leases[3]	32,679	38,732	28,673	71,411	63,923
Other revenue[4]	13,128	11,357	9,830	24,485	19,218
	$507,871	$692,422	$576,516	$1,200,293	$1,211,949

[1]	Solar power products represents direct sales of panels, balance of system components, and inverters to dealers, systems integrators, and residential, commercial, and utility customers in all regions.

[2]	Solar power systems represents revenue recognized in connection with our construction and development contracts.

[3]	Residential leases represents revenue recognized on solar power systems leased to customers under our solar lease program.

[4]	Other revenue includes revenue related to our solar power services and solutions, such as post-installation systems monitoring and maintenance and commercial power purchase agreements.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to utility and power plant projects, stock-based compensation, non-cash interest expense, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP gross margin, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under International Financial Reporting Standards (IFRS). On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Non-cash interest expense. The company separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, the company incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants was recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, the Company incurred non-cash interest expense associated with the amortization of the warrants. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Other. Beginning in the first quarter of fiscal 2013, the company combined amounts previously disclosed under separate captions into “Other” when such amounts no longer have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The adjustments recorded in “Other” for the second quarter of fiscal 2014 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash used in investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
GAAP revenue	$507,871	$692,422	$576,516	$1,200,293	$1,211,949
Utility and power plant projects	113,195	(8,709)	74,200	104,486	13,399
Other	—	—	(672)	—	(672)
Non-GAAP revenue	$621,066	$683,713	$650,044	$1,304,779	$1,224,676

Adjustments to Gross margin:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
GAAP gross margin	$94,145	$162,989	$107,861	$257,134	$167,174
Utility and power plant projects	22,614	(16,608)	16,142	6,006	84,280
Stock-based compensation expense	3,350	3,556	2,517	6,906	4,227
Non-cash interest expense	699	700	593	1,399	1,121
Other	24	—	(630)	24	173
Non-GAAP gross margin	$120,832	$150,637	$126,483	$271,469	$256,975

GAAP gross margin (%)	18.5%	23.5%	18.7%	21.4%	13.8%
Non-GAAP gross margin (%)	19.5%	22.0%	19.5%	20.8%	21.0%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
GAAP net income (loss) attributable to stockholders	$14,102	$65,044	$19,565	$79,146	$(35,131)
Utility and power plant projects	22,614	(16,608)	16,142	6,006	84,280
Stock-based compensation expense	13,348	14,867	10,505	28,215	19,021
Non-cash interest expense	5,323	5,170	12,181	10,493	24,071
Other	(654)	(445)	825	(1,099)	2,645
Tax effect	(10,824)	7,317	3,594	(3,507)	(4,854)
Non-GAAP net income attributable to stockholders	$43,909	$75,345	$62,812	$119,254	$90,032

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$14,653	$67,679	$19,758	$80,328	$(35,131)
Non-GAAP net income available to common stockholders[1]	$44,460	$77,980	$62,812	$122,885	$90,032

Denominator:
GAAP weighted-average shares	156,333	160,434	133,973	154,886	120,248
Effect of dilutive securities:
Stock options	—	—	—	—	100
Restricted stock units	—	—	—	—	3,789
Upfront Warrants (held by Total)	—	—	—	—	3,455
0.75% debentures due 2018	—	—	(4,276)	—	—
0.875% debentures due 2018	—	—	—	(857)	—
4.75% debentures due 2014	—	—	—	5,021	—
Non-GAAP weighted-average shares[1]	156,333	160,434	129,697	159,050	127,592

GAAP net income (loss) per diluted share	$0.09	$0.42	$0.15	$0.52	$(0.29)
Non-GAAP net income per diluted share	$0.28	$0.49	$0.48	$0.77	$0.71

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Revenue by Significant Category:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
GAAP Solar power products	$237,212	$238,578	$238,403	$475,790	$424,283
Other	—	—	(672)	—	(672)
Non-GAAP Solar power products	$237,212	$238,578	$237,731	$475,790	$423,611
GAAP Solar power systems	$224,852	$403,755	$299,610	$628,607	$704,525
Utility and power plant projects	113,195	(8,709)	74,200	104,486	13,399
Non-GAAP Solar power systems	$338,047	$395,046	$373,810	$733,093	$717,924

EBITDA:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
GAAP net income (loss) attributable to stockholders	$14,102	$65,044	$19,565	$79,146	$(35,131)
Utility and power plant projects	22,614	(16,608)	16,142	6,006	84,280
Stock-based compensation expense	13,348	14,867	10,505	28,215	19,021
Non-cash interest expense	5,323	5,170	12,181	10,493	24,071
Other	(654)	(445)	825	(1,099)	2,645
Cash interest expense, net of interest income	11,048	14,834	12,998	25,882	28,455
Provision for (benefit from) income taxes	(8,168)	13,620	4,506	5,452	7,495
Depreciation	24,026	25,371	24,551	49,397	48,171
EBITDA	$81,639	$121,853	$101,273	$203,492	$179,007

Free Cash Flow:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29, 2014	Mar. 30, 2014	Jun. 30, 2013	Jun. 29, 2014	Jun. 30, 2013
Net cash provided by (used in) operating activities	$(132,043)	$50,472	$(66,179)	$(81,571)	$100,684
Net cash used in investing activities	(33,064)	(31,095)	(132,530)	(64,159)	(168,452)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	34,306	39,108	—	73,414	—
Proceeds from residential lease financing	—	—	17,458	—	56,548
Repayment of residential lease financing	(8,473)	(7,213)	—	(15,686)	—
Proceeds from sale-leaseback financing	—	16,685	6,907	16,685	40,757
Repayment of sale-leaseback financing	—	(779)	(5,124)	(779)	(5,124)
Contributions from noncontrolling interests and redeemable noncontrolling interests	22,226	30,552	31,551	52,778	43,866
Distributions to noncontrolling interests and redeemable noncontrolling interests	(519)	(1,117)	—	(1,636)	—
Free cash flow	$(117,567)	$96,613	$(147,917)	$(20,954)	$68,279

Q3 2014 GUIDANCE (in thousands except percentages and per share data)	Q3 2014	FY 2014
Revenue (GAAP)	$575,000-$625,000	$2,550,000-$2,700,000
Revenue (non-GAAP)[1]	$600,000-$650,000	$2,500,000-$2,650,000
Gross margin (GAAP)	18%-20%	20%-22%
Gross margin (non-GAAP)[2]	17%-19%	19%-21%
Net income per diluted share (GAAP)	$0.00-$0.20	$0.75-$1.05
Net income per diluted share (non-GAAP)[3]	$0.15-$0.35	$1.10-$1.40

1.	Estimated non-GAAP amounts above include a net increase (decrease) of $25 million for Q3 2014 and $(50) million for fiscal 2014 of revenue primarily related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q3 2014 include net adjustments that increase gross margin by approximately $3 million related to stock-based compensation expense, and $1 million related to non-cash interest expense. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) gross margin by approximately $(40) million related to the non-GAAP revenue adjustments that are discussed above, $12 million related to stock-based compensation expense, and $5 million related to non-cash interest expense.

3.
Estimated non-GAAP amounts above for Q3 2014 include net adjustments that increase (decrease) net income by approximately $15 million related to stock-based compensation expense, $6 million related to non-cash interest expense, $3 million related to other items, and $(1) million in tax effect. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) net income by approximately $(40) million related to the non-GAAP revenue adjustments that are discussed above, $60 million related to stock-based compensation expense, $25 million related to non-cash interest expense, $8 million related to other items, and $2 million in tax effect.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	June 29, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$333,048	$64,709	$110,114	$75,267	22.6%	$10,056	15.5%	$8,822	8.0%						$14,102
Utility and power plant projects	113,195	—	—	22,614		—		—		—	—	—	—	—	22,614
Stock-based compensation expense	—	—	—	1,837		511		1,002		1,912	8,086	—	—	—	13,348
Non-cash interest expense	—	—	—	371		97		231		6	23	—	4,595	—	5,323
Other	—	—	—	24		—		—		—	1	(717)	38	—	(654)
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,824)	(10,824)
Non-GAAP	$446,243	$64,709	$110,114	$100,113	22.4%	$10,664	16.5%	$10,055	9.1%						$43,909

	March 30, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$471,023	$126,258	$95,141	$120,710	25.6%	$26,817	21.2%	$15,462	16.3%						$65,044
Utility and power plant projects	(8,709)	—	—	(16,608)		—		—		—	—	—	—	—	(16,608)
Stock-based compensation expense	—	—	—	2,071		655		830		1,797	9,514	—	—	—	14,867
Non-cash interest expense	—	—	—	421		124		155		7	23	—	4,440	—	5,170
Other	—	—	—	—		—		—		—	7	(461)	9	—	(445)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,317	7,317
Non-GAAP	$462,314	$126,258	$95,141	$106,594	23.1%	$27,596	21.9%	$16,447	17.3%						$75,345

	June 30, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$367,609	$107,010	$101,897	$81,670	22.2%	$9,614	9.0%	$16,577	16.3%						$19,565
Utility and power plant projects	74,200	—	—	16,142		—		—		—	—	—	—	—	16,142
Stock-based compensation expense	—	—	—	1,136		618		763		1,225	6,763	—	—	—	10,505
Non-cash interest expense	—	—	—	291		132		170		19	23	—	11,546	—	12,181
Other	—	—	(672)	42		—		(672)		—	500	928	27	—	825
Tax effect	—	—	—	—		—		—		—	—	—	—	3,594	3,594
Non-GAAP	$441,809	$107,010	$101,225	$99,281	22.5%	$10,364	9.7%	$16,838	16.6%						$62,812

SIX MONTHS ENDED

	June 29, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$804,071	$190,967	$205,255	$195,977	24.4%	$36,873	19.3%	$24,284	11.8%						$79,146
Utility and power plant projects	104,486	—	—	6,006		—		—		—	—	—	—	—	6,006
Stock-based compensation expense	—	—	—	3,908		1,166		1,832		3,709	17,600	—	—	—	28,215
Non-cash interest expense	—	—	—	792		221		386		13	46	—	9,035	—	10,493
Other	—	—	—	24		—		—		—	8	(1,178)	47	—	(1,099)
Tax effect	—	—	—	—		—		—		—	—	—	—	(3,507)	(3,507)
Non-GAAP	$908,557	$190,967	$205,255	$206,707	22.8%	$38,260	20.0%	$26,502	12.9%						$119,254

	June 30, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$851,731	$175,662	$184,556	$149,711	17.6%	$(13,228)	(7.5)%	$30,691	16.6%						$(35,131)
Utility and power plant projects	13,399	—	—	84,280		—		—		—	—	—	—	—	84,280
Stock-based compensation expense	—	—	—	1,914		1,059		1,254		2,347	12,447	—	—	—	19,021
Non-cash interest expense	—	—	—	511		261		349		36	46	—	22,868	—	24,071
Other	—	—	(672)	401		186		(414)		—	1,854	591	27	—	2,645
Tax effect	—	—	—	—		—		—		—	—	—	—	(4,854)	(4,854)
Non-GAAP	$865,130	$175,662	$183,884	$236,817	27.4%	$(11,722)	(6.7)%	$31,880	17.3%						$90,032